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                             CALLAN ASSOCIATES INC.
                       IA POLICIES AND PROCEDURES MANUAL
                                   TO CURRENT

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                         CODE OF ETHICAL RESPONSIBILITY

POLICY

                             CALLAN ASSOCIATES INC.

                         CODE OF ETHICAL RESPONSIBILITY


                             Revised March 10, 2011

1.   INTRODUCTION

Callan Associates' mission is to provide objective information to our prospects and clients. Our success depends not only on the quality of information we provide, but on the degree of professionalism, honesty and integrity with which we conduct ourselves in the collection, processing and dissemination of information. We are also subject to various laws and regulations that govern investment advisers' conduct. This Code of Ethical Responsibility describes the standards of conduct that are expected of all employees generally, sets forth certain policies relating to potential conflicts of interest, and addresses confidential information, personal securities trading, and certain other areas where employee conduct has the potential to affect adversely the interests of our clients.

For purposes of this Code, "employee" means any officer or director of Callan (or other person occupying a similar status or performing similar functions) or any employee of Callan.

Callan's Chief Compliance Officer or his or her designee is responsible for the implementation of this Code. The Chief Compliance Officer will maintain a list of employees and provide each employee with a copy of this Code, as it may be amended or supplemented. Receipt of this Code, and any amendment or supplement, must be acknowledged in writing. Attached as EXHIBIT A is a form of acknowledgment for this purpose.

2.   Standards of Conduct

The following are the basic principles that guide the conduct of our business:

a. A Callan employee will act at all times in an ethical manner in all dealings with our clients and prospects, our fellow employees, and other members of the investment community.

b. Callan will conduct itself solely in the best interest of each client and such client's participants by offering counsel in the contracted area(s) of responsibility irrespective of Callan's dealings or relationships with any other entity.

c. When performing services related to plans that are governed by ERISA or similar statutes, including government plans, Callan employees will consider the plan participants and their beneficiaries to be the client, and will direct their research, deliberations and conclusions for the sole benefit of such persons.

d. Employees must attempt to avoid wherever possible actual or potential conflicts between their or Callan's interests, on one hand, and clients' interests, on the other hand, and fully disclose all material facts to the Chief Compliance Officer concerning any conflict that does arise with respect to any client.

e. Employees must avoid any abuse of their position of trust with or responsibility to Callan and its clients, including taking inappropriate advantage of those positions.



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

f. Employees must comply with all applicable Federal securities laws and ERISA, where applicable.

It is the duty of each employee to consider and meet these standards of conduct, and to comply with all other provisions of this Code, in all his or her professional or personal dealings.

3. POTENTIAL CONFLICTS OF INTEREST

The mix of services Callan offers may give rise to one or more conflicts of interest. For example, the company's receipt of fees from investment management firms who subscribe to Callan's Institutional Consulting Group ("ICG") services could potentially conflict with the investment manager searches Callan performs for its Fund Sponsor Consulting Group clients, its selection of the investment managers who participate in the Unified Managed Account ("UMA") platform offered to the Independent Adviser Group ("IAG") clients, or its manager selection activities on behalf of the Diversified Alpha Group Trust (the "Private Trust"), and the GlidePath funds ( together "Callan Funds").

In all cases, employees must carry out their duties solely in the best interests of our clients, and free from all compromising influences and loyalties. The following specific policies relating to potential conflicts of interest are designed to achieve this goal.

a. General

1. Callan's manager search services and products will be designed to promote fair and even competition among all qualified candidates meeting the requirements and limitations, if any, prescribed by the client.

2. Callan's investment measurement services will be designed and presented to our clients in a manner that presents fairly, objectively and meaningfully the results achieved by individual managers, asset classes and the total fund.

3. Callan will continue to maintain peer review processes through the Manager Search Committee, the Client Policy Review Committee and the ICG Project Review Committee or their respective successors. These committees are intended to maintain objectivity and eliminate potential personal bias.

4. Neither Callan nor any Callan employee will accept "finder's fees" or enter into agreements that offer financial rewards dependent upon our client's procurement decisions without full disclosure of the agreement to such client.

5. All consulting fees will be quoted in hard dollars.

6. Callan reports, letters and other communications will display the date of preparation along with all other relevant dates that encompass the period of analysis.

7. A Callan employee will not copy or use in substantially the same form (plagiarize) in reports to or other communications with clients or prospects materials prepared by anyone outside of Callan without proper attribution.

b. Investment Manager Relationships

1. An investment manager's business relationship with Callan or its affiliates, or lack thereof, will not affect that manager's inclusion or exclusion from a manager search or evaluation project or from the selection process for the UMA platform, the Middle Market Matrix or the Callan Funds.

2. The Callan Manager Search Committee will not consider a manager's business relationship with Callan, or lack thereof, in any way in its deliberations. It is the Committee Chairman's responsibility to prevent any such discussions.

3. Callan will not maintain any type of code or other method of designating a manager's business relationships with Callan in any screening process used as part of a manager search or evaluation project.

4. Callan's Global Manager Research Department will maintain an open door policy toward all investment managers, whether or not they have a business relationship with Callan. Participation in Callan's databases is free and at the manager's discretion.



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5. Global Manager Research Department staff and members of the firm's Manager
Search Committee will routinely disclose to the Manager Search Committee any familial relationship with investment management firms.

6. The Institutional Consulting Group (ICG) and the Callan Investments Institute (CII) will not attempt to influence investment manager search or evaluation activity on behalf of their clients, either formally or informally.

7. ICG consultants will inform all clients and prospects that the purchase of services or products does not entitle them to any preferential treatment in the services conducted by Callan; such manager relationships do not affect the outcome or process by which any of Callan's services are conducted.

8. Fund Sponsor consultants will not market products to investment managers, but may refer managers to the ICG.

9. CII personnel will inform CII investment manager clients that purchasing CII services does not entitle them to any preferential treatment in the services conducted by Callan and such manager relationships do not affect the outcome or process by which any of Callan's services are conducted;

10. CII will coordinate investment manager client requests by maintaining a reasonable balance between Fund Sponsor and manager clients.

11. CII personnel will discourage investment manager members from directly marketing their investment management services at CII functions. Violations by investment managers may result in the loss of their client relationship.

12. Callan will disclose to fund sponsor clients the existence of all business relationships with investment managers on request as well as on an annual basis, in the initial client contract, as part of each manager search project and in each quarterly performance measurement report.

13. Fund sponsor client requests for more detailed information on manager relationships, including specific information regarding the fees paid to Callan by the managers employed by their fund, will be handled directly by Callan's compliance department. Client requests for more detailed information on manager relationships will be handled directly by corporate staff to ensure that confidentiality of client information is appropriately respected.

c. Trust Advisory Group ("TAG")

Except when stated otherwise, the following provisions pertain to employees in and services provided by TAG.

1. Callan can and should disclose to all clients the fact that Callan, through TAG, manages multi-manager funds. Currently TAG serves as the sponsor and advisor to a multi-manager small cap equity private placement fund and as the non-discretionary adviser to a series of GlidePath Funds (together "Callan Funds").

2. Callan consultants can discuss the Callan Funds with their fund sponsor clients and prospects, describing them in general terms, to help clients and prospects understand Callan's full range of services. During this type of discussion consultants should describe the policies Callan has put in place to separate the two businesses and protect both clients and Callan from any possibility of engaging in any activity that might be viewed as a prohibited transaction. If a client or prospect requires more specific information regarding TAG, including detail on the portfolios that it oversees, they are to be referred to TAG's Chief Investment Officer.

3. Under no circumstances can fund sponsor consultants provide prospects with offering materials or marketing materials for the Private Trust. Fund sponsor consultants can provide prospects with standard approved materials describing the Callan GlidePath Funds. They can also supply clients with these materials upon the client's request, or as part of our disclosure process.

4. Callan fund sponsor consultants are prohibited from providing consulting advice to their clients with respect to an investment of plan assets in any of the Callan Funds. For fund sponsor consulting clients, Callan consultants can continue to provide performance evaluation on the total fund, include any Callan Funds, but cannot provide an opinion on the Callan Fund's performance, specifically as it might relate to an additional contribution or withdrawal.

5. Callan will not recommend any Callan Funds in searches conducted by Callan on behalf of a fund sponsor client.


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6. Callan employees, other than sales professionals in the TAG group, are not eligible for incentive compensation related to sales of any of the Callan
Funds.

7. Employees must deal fairly and objectively with all clients when providing investment information, making investment recommendations, or taking investment action.

8. Employees must have a reasonable and adequate basis for investment decisions.

9. Investment actions can only be taken that are consistent with the stated objectives and constraints of that particular fund.

10. Adequate disclosures and information must be provided to investors so they can consider whether any proposed changes in the investment style or strategy meets their investment needs.

11. Priority to investments must be given to clients over those that benefit Callan's own interests.

12. Client portfolio value must be maximized by seeking best execution by the fund's sub-advisors for all client transactions.

13. Policies must be established to ensure fair and equitable trade allocation among client accounts.

14. Portfolio information provided to clients should be accurate and complete and there must be independent third-party confirmation or review of such information.

15. There must be qualified staff and sufficient human and technological resources to thoroughly investigate, analyze, implement, and monitor investment decisions and actions.

16. Performance information must be presented that is fair, accurate, relevant, timely, and complete.

17. Clients must be communicated with on an ongoing and timely basis and should include disclosure of any review or audit of the fund or account, as well as, significant TAG personnel or organizational changes that have occurred.

18. TAG must establish and disclose its risk management process which identifies, measures, and manages the risk position of the portfolio, including the sources, nature and degree of risk exposure.

4. CONFIDENTIAL INFORMATION

a. General

This Code covers two types of confidential information: Issuer Information and Client Information. Issuer Information is material nonpublic information concerning securities or their issuers. Client Information is information received from or related to a client or a prospective client that is not readily available to the public.

b. Issuer Information

Employees of Callan may acquire Issuer Information from time to time during the course of performing their duties. This information may not be used to benefit employees or Callan, either by trading based on such information ("insider trading") or by providing such information to others ("tipping"). Callan has adopted an Insider Trading Policy that describes more fully what constitutes insider trading and tipping and the substantial penalties for engaging in those activities. The Insider Trading Policy is attached to this Code as EXHIBIT B. An employee should refer to the Insider Trading Policy (as well as this Code) whenever the employee believes he or she may have material nonpublic information.

c. Client Information

Client Information will typically come into the possession of Callan's employees in the normal course of business. Except as required to perform their obligations as employees of Callan, employees will not use or disclose any Client Information. In no event may Client Information be used in connection with securities transactions for the benefit of Callan's proprietary accounts or the accounts of employees or related persons.

Client Information may be governed by a confidentiality or non-disclosure agreement with Callan. In these circumstances, the information may be used or disclosed only in accordance with the agreement.



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

d. Safeguarding of Confidential Information

Confidential information must be stored in a manner which prevents misuse of such information. Callan has adopted a Privacy Policy that describes more fully Callan's policies and procedures for maintaining the confidentiality of nonpublic personal information collected from certain clients. Callan also requires that all employees sign a non-disclosure agreement to further safeguard Client Information.

5. PERSONAL SECURITIES TRADING RepoRTS

a. General

To protect against possible conflicts of interest and misuse of confidential information, trading of securities by certain employees and related persons is subject to review by the Chief Compliance Officer.

b. Reporting by Shareholders

Shareholders of Callan must submit to the Chief Compliance Officer a report of all reportable securities of which they are beneficial owners, in the form of EXHIBIT C, not later than 10 days after becoming shareholders and on or before February 14(th) of each year thereafter. The initial report must provide information as of a date no more than 45 days prior to the date you become a shareholder, and the subsequent annual reports must provide information as of December 31(st) of the preceding year.

For purposes of this Code, "reportable security" means any security defined in
Section 202(a)(18) of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), except that it does not include: (1) direct obligations of the United States Government; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by registered open-end funds (i.e., mutual funds), other than funds for which Callan or any of its affiliates acts as investment adviser; or
(5) shares issued by unit investment trusts that are invested exclusively in one or more of such open-end funds.

For purposes of this Code, "beneficial owner" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended. A shareholder may be deemed to have beneficial ownership of securities held by another person if, by reason of any contract, arrangement, understanding, relationship or otherwise, the shareholder can share in any profit from the securities, including securities held by a family member sharing the same household, by a partnership, corporation or other entity controlled by the shareholder, or by a trust of which the shareholder is a trustee, beneficiary or settlor.

No report is required with respect to securities held in accounts over which the shareholder has no direct or indirect influence or control. A brokerage or bank account statement may be submitted in lieu of the form provided in Exhibit
C. All reports will be maintained in confidence, except to the extent necessary or appropriate to implement and enforce the provisions of this Code or to comply with requests for information from government agencies.

c. Reporting by Access Persons

Callan has identified all TAG employees and TAG support staff to be access persons. Callan has not identified any other Callan employees as being access persons. For this purpose, access person means any employee: (1) who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any registered fund for which Callan or any of its affiliates acts as an investment adviser; or (2) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

Access Persons must submit to the Chief Compliance Officer a report of all reportable securities of which they are beneficial owners, in the form of EXHIBIT D, not later than 10 days after becoming an access employee and on or before February 14(th) of each year thereafter. The initial report must provide information as of a date no more than 45 days prior to the date you become an access person, and the subsequent annual reports must provide information as of December 31(st) of the preceding year.

In the event any employee of Callan is currently or becomes an access person, each such employee must submit to the Chief Compliance Officer the holdings and transactions reports, and obtain the pre-approvals of certain investments, required by Rule 204A-1(b) and (c) under the Advisers Act.

IF AN EMPLOYEE BELIEVES THAT, FOR WHATEVER REASON, HE OR SHE MAY HAVE ACCESS TO ANY INFORMATION THAT WOULD MAKE THE EMPLOYEE AN ACCESS PERSON, THE EMPLOYEE SHOULD DISCUSS THE MATTER IMMEDIATELY WITH THE CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer will then determine whether the employee, and any other employee of Callan, should submit the reports and obtain the pre-clearance required by Rule 204A-1(b) and (c) and whether this Code should be amended to reflect these obligations in more detail.


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d. Review Procedure

The Chief Compliance Officer will review all access employees' reports of personal securities for compliance with this Code.

6. POLITICAL AND CHARITABLE CONTRIBUATIONS

Contributions to charitable causes and non-profit organizations for clients and prospects are subject to prior approval by the office manager and senior management.

a. Firm Contributions

Callan, as a firm, does not make any political contributions, whether in the form of gift, loan, subscription, advance, deposit of money, payment of debt or transition (inauguration), costs, or anything of value (each a "Political Contribution") to any person who was, at the time of such Political Contribution, an incumbent, candidate, or successful candidate for elective office (individually a "Candidate or Official" and collectively, "Candidates or Officials") of a Governmental Entity.[1] Similarly, Callan does not coordinate, or solicit any person or political action committee to make Political Contributions to any Candidate or Official of a Governmental Entity. For purposes of this Code of Ethics, any individual that seeks to hold, holds, or will hold an office that is directly or indirectly responsible for, or can influence the outcome of the hiring of Callan by the Governmental Entity or who can appoint any person who is directly or indirectly responsible for, or can influence the hiring of Callan by the Governmental Entity is a Candidate or Official.

b. Employee Contributions

No employee is permitted to provide or agree to provide, directly or indirectly, any payment to any person to solicit a Governmental Entity for Callan services.[2]

No employee is to coordinate or solicit, directly or indirectly, another person to coordinate a political action committee to make any form of Political Contribution to any Candidate or Official of a Governmental Entity without the prior written approval of senior management.

No employee shall make, directly or indirectly, any form of Political Contribution to any Candidates or Officials of a Governmental Entity in excess of $350.00 per election if the contributor is entitled to vote in the election for the position in which the Candidate or Official is seeking election or re-election at the time of the contribution, or in excess of $150.00 to any Candidates or Officials per election if the contributor is not entitled to vote in the election for the position in which the Candidate or Official is seeking election or reelection at the time of the contribution. Callan will not reimburse employees for Political Contributions.

c. Employee Reporting Requirements

Each employee shall report to senior management all Political Contributions made by the employee, directly or indirectly, to Candidates and Officials of governmental entities, to political action committees, and to state and local political parties including the name of the contributor, the date of the Political Contribution, the amount of the Political Contribution, and the Candidates or Officials. Callan may require an employee to demand the return of any (and evidence such return of) Political Contribution that Callan's compliance officer shall deem to be in violation of Callan's policies and procedures or Investment Advisers Act Regulation 206 (4)-(5).

d. Approval by Management

No employee will provide investment advisory services for compensation to a Governmental Entity engage in a business transaction with a Governmental Entity or permit a Governmental Entity to participate in any


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Callan Funds without the prior approval of senior management. Senior management will not approve any such provision of investment advisory services, business transactions or participation in Callan Funds by any Governmental Entity of which a Political Contribution was made to a Candidate or Officer directly or indirectly by any employee within two years thereof. Senior management may make an exception in a case of any person who made the Political Contribution more than six months before becoming an employee of Callan and who does not solicit clients on behalf of Callan.

7. other policies

a. Outside Interests and Relationships

Each employee must disclose to the Chief Compliance Officer any material interest or relationship of such employee, whether business, financial or personal, that might present a conflict of interest with Callan's clients or business.

b. Gifts

In general, employees should not solicit or accept gifts (including meals, tickets, trips, accommodations, favors or other benefits) of material value that could influence their decisions on behalf of Callan or its clients. Accordingly, no employee may solicit or accept any cash, or any non-cash gift of more than DE MINIMIS value, from any person that does business with Callan.

c. E-Mail and Voice Mail

Callan's e-mail system and voice mail system are Callan's property and are made available to employees for business and occasional personal use. A Callan employee will not use e-mail or voice mail to disclose without permission business or client information that is confidential; harass, defame, invade the privacy of, or otherwise harm others; or engage in any illegal, unethical, or improper activities. Callan's reserves the right to read emails or listen to voicemails at any time without any notification to assure itself that such emails or voicemails do not violate Callan's policy or, if the need arises, to collect documents for a legal or regulatory request. Callan has adopted an E-Mail and Other Electronic Communications Policy that sets out additional policies and practices on the use and monitoring of e-mail and other electronic communications.

d. Outside Communications

Employees must ensure that any advertising, marketing materials and other written or oral communications outside Callan are professional, balanced, not misleading and otherwise consistent with the provisions of this Code. Callan has adopted an Advertising Policy that describes more fully Callan's policies and procedures concerning advertising and marketing materials generally.

8. VIOLATIONS

Each employee has a duty to report any actual or potential violations of this Code promptly to Callan's Chief Compliance Officer. No employee reporting a suspected violation of this Code in good faith will be subject to retaliation because of making of such report.

In the event it is determined that an employee has violated this Code, the Chief Compliance Officer will report the violation to senior management. Senior management, in consultation with the Chief Compliance Officer, will determine an appropriate sanction for the violation, which may range from a verbal or written reprimand to suspension or termination of employment and may include fines and disgorgement by the employee of any profit or benefit realized.

9. TRAINING

Management is responsible for familiarizing employees with the policies and procedures described in this Code from time to time. The Chief Compliance Officer will make himself or herself available to assist employees with questions regarding this Code.

10. Amendment and record keeping

The Chief Compliance Officer will review this Code on a periodic basis and update it as necessary or appropriate. The Chief Compliance Officer will cause Callan to maintain the records regarding this Code required by Rule 204-2(a)(12) and (13) under the Advisers Act.



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                                   EXHIBIT A

          ACKNOWLEDGEMENT AND INITIAL AND ANNUAL INFORMATION STATEMENT



--------------------------------------------------------------------------------
                               (Print Full Name)



1. Directorships and Other Positions in Entities Other Than Callan Associates
Inc.


The following is a list of all directorships and other positions that I hold in business organizations, partnerships, proprietorships, and trusts. (Please state "None", if applicable.) This list also identifies any estate in which I serve as executor, if that estate is also a client of Callan's.

                     NAME OF     PRINCIPAL BUSINESS      PERIOD DURING WHICH
  POSITION        ORGANIZATION     OF ORGANIZATION      POSITION HAS BEEN HELD
  --------        ------------     ---------------      ----------------------


--------------  ----------------  ------------------  --------------------------

--------------  ----------------  ------------------  --------------------------

--------------  ----------------  ------------------  --------------------------

--------------  ----------------  ------------------  --------------------------

--------------  ----------------  ------------------  --------------------------



2. DIRECTORSHIPS, AND OFFICER OR OTHER EXECUTIVE POSITIONS HELD BY MEMBERS OF MY HOUSEHOLD


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The following is a list of all directorships and officer or other C-level positions in publicly traded companies held by members of my household in the past twelve months. (Please state "None", if applicable.)


                   Name of Principal Business Person Holding


    POSITION         ORGANIZATION      OF ORGANIZATION        THE POSITION
    --------         ------------      ---------------        ------------

----------------  -----------------  ------------------  -----------------------

----------------  -----------------  ------------------  -----------------------

----------------  -----------------  ------------------  -----------------------

----------------  -----------------  ------------------  -----------------------

----------------  -----------------  ------------------  -----------------------


EXHIBIT A                        -----------------------------------------------
PAGE 2                                                         (Print Full Name)

3. DISCIPLINARY HISTORY

Except as disclosed below, I have never:

a. been convicted of or pleaded guilty or NOLO CONTENDERE (no contest) in a domestic, foreign or military court to any felony at all, or to any misdemeanor involving investments or fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or conspiracy to commit any of those offenses;

b. been enjoined by a domestic or foreign court in connection with any investment-related activity or been found to have been involved in a violation of investment-related statutes or regulations;

c. been dismissed, pursuant to a settlement agreement, from any investment-related civil action brought by a state or foreign regulatory authority;



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d. been found by any federal or state, domestic or foreign regulatory agency to have made a false statement or omission or to have been dishonest, unfair or unethical; or to have been involved in a violation of investment-related laws or rules; or to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted;

e. had my own license or authority to conduct an investment-related activity denied, suspended, revoked or restricted by a domestic or foreign governmental or other regulatory body;

f. had a civil money penalty or a cease and desist order imposed on me;

g. had any other order regarding an investment-related activity entered against me by any foreign or domestic regulatory agency;

h. been found by a self-regulatory organization or commodities exchange to have made any false statement or omission or to have been involved in a violation of its rules (other than a violation designated as a "minor rule violation" under a plan approved by the SEC);

i. otherwise been disciplined by a self-regulatory organization, commodities exchange or foreign financial regulatory authority; or

j. had my authorization to act as an accountant, attorney or federal contractor revoked or suspended.

[INSTRUCTIONS: On the following page, please indicate "None" if applicable. If any of the foregoing apply, please furnish a complete description of the disciplinary event, including, date, caption of the proceeding, the court or other body taking the action and a description of the charges and the outcome. IF YOU ARE CURRENTLY A PARTY TO A PROCEEDING WHICH COULD RESULT IN A "YES" ANSWER TO ANY

EXHIBIT A                                   ------------------------------------
PAGE 3                                                         (Print Full Name)


OF THE ABOVE, PLEASE EXPLAIN. No information needs to be given with respect to minor traffic offenses.]

Disciplinary History Disclosures (None or Describe):
                                                    ----------------------------

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4. POLITICAL CONTRIBUTIONS

     During the 24 month period ending with today's date, I have made, directly and indirectly, contributions, gifts, loans, subscriptions, advances, deposits of money, payments of debt or transition (inauguration costs), or provided anything else of value (a) to the following incumbents, candidates or successful candidates for elective office in a State or political subdivision of a State, and (b) to the following local political parties and political action committees in the following amounts (None or list):

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NAME OF RECIPIENT/                                   STATE/POLITICAL
CANDIDATE/OFFICIAL      DATE       OFFICE/POSITION     SUBDIVISION       AMOUNT
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5. OBSERVANCE OF THE CODE OF ETHICAL RESPONSIBILITY

I have read and I understand the Company's Code of Ethical Responsibility. I am not aware of any facts or circumstances which indicate that I may not have observed the Code in all respects, except as disclosed below. (Please indicate "None", if applicable. If you are aware of any facts or circumstances which indicate that you may not have observed the Code in all respects, please so indicate below, and the Company's Chief Compliance Officer will contact you for the details.)

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EXHIBIT A                                          -----------------------------
PAGE 4                                                         (Print Full Name)

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6. CERTIFICATION AND UNDERTAKING TO KEEP INFORMATION UP-TO-DATE

I hereby certify that the information I have disclosed in this Information Statement is true to the best of my knowledge, information and belief. I undertake to keep the information set forth herein up-to-date by supplementary Information Statements directed to the attention of the Compliance Officer.

----------------------------------------  Signature:

----------------------------------------  Print Name:

                                          Date: --------------------------------

                                   EXHIBIT B

                             INSIDER TRADING POLICY


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

                             CALLAN ASSOCIATES INC.

                            REVISED OCTOBER 15, 2008

GENERAL

Callan forbids employees to trade, either personally or on behalf of others, on material nonpublic information, or to communicate material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The prohibition extends to activities within and outside an employee's duties at Callan.

The term "insider trading" is not defined in the federal securities laws but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to the communication of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1. trading by an insider while in possession of material nonpublic information,

2. trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

3. communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If after reviewing this Policy an employee has any questions, the employee should consult the Chief Compliance Officer.

WHO IS AN INSIDER?

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material. "Material information" is generally defined as information that there is a substantial likelihood a reasonable investor would consider important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information an employee should consider material includes, but is not limited to:

o    dividend changes,

o    earnings estimates,

o    changes in previously released earnings estimates,

o    significant merger or acquisition proposals or agreements,

o    major litigation,

o    liquidation problems, and

o    extraordinary management developments.

Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the U.S. Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the WALL STREET JOURNAL and whether those reports would be favorable or not.

WHAT IS NONPUBLIC INFORMATION?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, the WALL STREET JOURNAL or other publications of general circulation would be considered public.

PENALTIES FOR INSIDER TRADING

Penalties for trading on, or communicating, material nonpublic information are severe, for both the individuals involved in the unlawful conduct and their employers. Persons can be subject to some or all of the penalties below, even if they do not personally benefit from the violation.

o    civil injunctions,

o    treble damages,

o    disgorgement of profits,

o    jail sentences,

o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this Policy (or other provisions of the Code of Ethical Responsibility of which this Policy is a part) can be expected to result in serious sanctions by Callan, including dismissal.

PROCEDURES TO FOLLOW UPON RECEIPT OF MATERIAL NONPUBLIC INFORMATION

If an employee believes he or she may be in possession of material nonpublic information, the employee should take the following actions:

1. Report the matter immediately to the Chief Compliance Officer, disclosing all information that the employee believes may be relevant.

2. Unless approved by the Chief Compliance Officer, refrain from purchasing or selling any security to which such information relates for the employee's account or any account managed by Callan or its affiliates.

3. Unless approved by the Chief Compliance Officer, refrain from communicating the information to anyone within or outside our firm, other than the Chief Compliance Officer. In addition, take care that the information is secure.

4. Any questions about whether information is material or nonpublic, the applicability or interpretation of these procedures or the propriety of any action must be discussed with the Chief Compliance Officer before the employee trades or communicates the information to anyone.

ADDITIONAL PROCEDURES TO IMPLEMENT INSIDER TRADING POLICY

Callan has adopted the following additional procedures to implement this
Policy:

1. This Policy is distributed, along with the Code of Ethical Responsibility, to all employees upon hire and requires a written acknowledgement by each employee.

2. Employees must report to the Chief Compliance Officer all business, financial or personal relationships that may result in access to material nonpublic information.

3. Shareholders and any access persons must disclose reportable securities in their personal accounts to the Chief Compliance Officer, as provided in the Code of Ethical Responsibility.

4. The Chief Compliance Officer will review all reports by employees of reportable securities.

5. The Chief Compliance Officer will provide guidance to employees on insider trading questions.

6. This Policy will be reviewed, evaluated and updated on a periodic basis by the Chief Compliance Officer.

7. The Chief Compliance Officer will report any violation of this Policy to senior management for corrective and/or disciplinary action.

8. The Chief Compliance Officer or his or her designee is responsible for the implementation of this Policy.

EXHIBIT C

          REPORT OF HOLDINGS OF REPORTABLE SECURITIES BY SHAREHOLDERS

I hereby certify that the following is a complete listing of all "reportable securities"[3] "beneficially owned"[4] by me as of a date no more than 45 days prior to the date I became a Callan shareholder, in the case of an initial report, or as of December 31 of the preceding year, in the case of an annual report:

--------------------------------------------------------------------------------
                          TITLE OF REPORTABLE SECURITY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



----------------------------------------
Name of Employee


----------------------------------------
Signature of Employee


----------------------------------------
Date

EXHIBIT D

                          REPORTING BY ACCESS PERSONS

Employees and support personnel of Callan's TAG group are designated as Callan's access persons, as defined in Callan Associates Inc. Code of Ethical Responsibility under subsection 5, and repeated below. Callan's Code of Ethical Responsibility requires access persons to adhere to specific disclosure of certain personal assets, holdings, or interests, and assets and holdings in which he or she has an interest or access to. Additionally, all access persons are required to follow certain procedures when trading for his or her personal account(s) and account(s) in which he or she has an interest or access to. These disclosures and personal trading procedures are outlined below:

Reporting by access persons:

Callan has identified all TAG employees and TAG support staff to be access persons. Callan has not identified any other Callan employees as being access persons. For this purpose, access person means any employee: (1) who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any registered fund for which Callan or any of its affiliates acts as an investment adviser; or (2) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

In the event any employee of Callan is currently or becomes an access person, each such employee must submit to the Chief Compliance Officer the holdings and transactions reports, and obtain the pre-approvals of certain investments, required by Rule 204A-1(b) and (c) under the Advisers Act.

For purposes of this Code, "reportable security" means any security defined in
Section 202(a)(18) of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), except that it does not include: (1) direct obligations of the United States Government; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by registered open-end funds (i.e., mutual funds), other than funds for which Callan or any of its affiliates acts as investment adviser; or
(5) shares issued by unit investment trusts that are invested exclusively in one or more of such open-end funds.

Requirements:

1. All access persons must notify Callan of all accounts in which he or she has a beneficial interest, including any accounts for immediate family or other entities whose holdings are not deemed exempt under the definition of "reportable securities;"

2. Access persons must supply Callan with, at a minimum, quarterly statements of all subject accounts holding "reportable securities," as described in Callan's Code of Ethics, no later than 30 days after the end of each calendar quarter;

3. Access persons must supply Callan with trade confirmations of all "reportable securities" transactions described in Callan's Code of Ethics no later than 30 days after notification of the transactions' execution; and

4. All "reportable securities" transactions by access persons must be approved in writing prior to the transaction. Approval should be obtained using the process described below: This approval will be documented and retained by the Compliance department.

EXHIBIT D

To meet these requirements please follow the steps below:

1. To comply with requirement number 1 above, access persons must complete the "Annual Employees Questionnaire"

2. To comply with requirements 2 & 3 above, access persons must contact the broker dealer or custodian of the accounts listed and request them to send duplicate statements and trade confirmations to:

Compliance Manager

Callan Associates Inc.

101 California St., 35(th) floor

San Francisco Ca 94111

Compliance_Officer@callan.com

3. To comply with requirement 4 above and prior to any transaction, access persons must complete and e-mail the following form labeled "Pre-clearance form employee related securities transactions." These forms must be emailed to Compliance_Officer@callan.com A return email notification will be sent to such access person notifying him or her of whether authorization to execute the transaction is approved. Such transactions must not be executed without prior authorization.

EXHIBIT D

PAGE 3

                             CALLAN ASSOCIATES INC.

                  ACCESS PERSON ANNUAL EMPLOYEE QUESTIONNAIRE


1.  Name:
         ---------------------------------------------------------

2.  Identify household members:
    (Spouse, children, and other relatives you support)


----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------


3. List all brokerage or bank accounts in which you or your immediate family members and others residing in your household have a beneficial interest and maintain accounts:

          FIRM                    ADDRESS                ACCOUNT NUMBER
------------------------   -----------------------  -------------------------

------------------------   -----------------------  -------------------------

------------------------   -----------------------  -------------------------



4. For each of the accounts listed above or any other holding you may own in street name that is not held at a financial institution, please supply the following information on each security position.

  BROKER/DEALER     ACCOUNT       QUANTITY/      SECURITY/       SECURITY TYPE
   OR BANK           NUMBER      # OF SHARES      SYMBOL         (STOCK/BOND)
----------------   ----------   -------------  ------------   -----------------

----------------   ----------   -------------  ------------   -----------------

----------------   ----------   -------------  ------------   -----------------

----------------   ----------   -------------  ------------   -----------------

----------------   ----------   -------------  ------------   -----------------

----------------   ----------   -------------  ------------   -----------------

----------------   ----------   -------------  ------------   -----------------

----------------   ----------   -------------  ------------   -----------------

----------------   ----------   -------------  ------------   -----------------

EXHIBIT D

5. Do you have any outside employment or business activity?

                                    YES            NO
                                        -------      ---------
   If YES, Describe:
                     -----------------------------------------------------------

6. Do you serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity?

                                    YES            NO
                                        -------      ---------

   If YES, Describe:
                     -----------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

7. Have you received any gifts from, or made any gifts to, clients or anyone doing business with the firm other than gifts of nominal value?

                                    YES            NO
                                        -------      ---------

   If YES, Describe:
                     -----------------------------------------------------------


8. Have you made during the most recent 12 month period any contributions, gifts, loans, subscriptions, advances, deposits of money, payments of debt or transition (inauguration costs), or provided anything else of value to any incumbent, candidate or successful candidates for elective office of any State or political subdivision within a State?

                                    YES            NO
                                        -------      ---------

If YES, List:
              ------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

9. Have you made during the most recent 12 month period any contributions, gifts, loans, subscriptions, advances, deposits of money, payments of debt or transition (inauguration costs, or provided anything else of value to any political action committee or state or local political party?

                                                     YES          NO
                                                         -------    --------

If YES, List:
                ----------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Exhibit D

PAGE 5

10. Have you, during the most recent 12 month period agreed to provide, directly or indirectly, any payment to any person to solicit a governmental entity for Callan services?

                                                     YES          NO
                                                         -------    --------

If YES, explain                                                                .
                ---------------------------------------------------------------

11. Do you own any interests in any securities or other investments not included on your brokerage statements, e.g., private placements, limited partnerships, etc. (non-custodied securities)?

                                                     YES          NO
                                                         -------    --------

If YES, List:
             -------------------------------------------------------------------

12. Do you have any ownership interest (a minimum of 5% interest) in other entities (public or non-public) not included on brokerage statements?

                                                     YES          NO
                                                         -------    --------

    If YES, List:
                 ---------------------------------------------------------------

13. Have you reviewed, understand, and agree to comply with all current policies and procedures regarding personal securities trading and insider trading activity at our firm?

                                                     YES          NO
                                                         -------    --------

14. Provide a listing of current holdings for the brokerage accounts (most recent monthly statement(s) can be attached) maintained in your name and for any person who is a household member or immediate family member.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


15. Have you requested duplicate confirmations and statements to be sent to our firm's Compliance Officer?

                                                     YES          NO
                                                         -------    --------

I certify the above/attached information is true, accurate and complete as of the date indicated and discloses all accounts/security holdings in which any household/family member or I have a direct or indirect beneficial interest.

----------------------------------------
Signature

----------------------------------------
Employee Name

----------------------------------------

----------------------------------------

[1] A "Governmental Entity" is any State or political subdivision of a State including any agency, authority or instrumentality of the State or political subdivision, any pool of assets sponsored or established by the State or political subdivision, such as a state retirement plan or general fund, any plan or program of the Governmental Entity (e.g. qualified tuition plan), or any officer, agent or employee of the State, political subdivision, agency, authority or instrumentality.

[2] Callan, but not any employee of Callan, may pay compensation to regulated persons and to executive officers and employees of Callan for soliciting a Governmental Entity to engage Callan.

[3] "Reportable security" means any security defined in Section 202(a)(18) of the Investment Advisers Act of 1940, as amended except that it does not include: (1) direct obligations of the United States Government; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by registered open-end funds (i.e., mutual funds), other than funds for which Callan or any of its affiliates acts as investment adviser; or (5) shares issued by unit investment trusts that are invested exclusively in one or more of such open-end funds.

[4]"Beneficial owner" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended. A shareholder may be deemed to have beneficial ownership of securities held by another person if, by reason of any contract, arrangement, understanding, relationship or otherwise, the shareholder can share in any profit from the securities, including securities held by a family member sharing the same household, by a partnership, corporation or other entity controlled by the shareholder, or by a trust of which the shareholder is a trustee, beneficiary or settlor.